Exhibit 99.1

Shore Bancshares, Inc. Announce New Board Member

Easton, Maryland (8/2/2022) - Shore Bancshares, Inc. (the “Company”) (NASDAQ: SHBI) today announced the appointment of Esther A. Streete as a director of both the Company and Shore United Bank, N.A., the Company’s wholly-owned bank subsidiary (the "Bank"), effective August 1, 2022.

Ms. Streete is an independent director pursuant to applicable NASDAQ rules and has no material relationship with the Company or the Bank. This director appointment brings the total number of directors to 15 for both the Company and the Bank.

“We are very pleased to add Esther to our Board of Directors,” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “She brings significant financial and legal service experience to our board with particular expertise in taxation. Her extraordinary background will diversify and enhance the skills and perspectives represented on our Board, which we believe is essential for effective strategic planning and value creation for all of our stakeholders.”

Esther A. Streete

Ms. Streete is a Principal at McNamee Hosea, a full-service Maryland business law firm. She is a Certified Public Accountant (CPA) and an attorney who specializes in tax, estate & business planning, business succession planning, estate administration, probate and trust administration. Ms. Streete has affiliations with the Maryland Association of Certified Public Accountants, Maryland State Bar Association, and Anne Arundel County Bar Association.

Ms. Streete holds a B.S. from Frostburg State University, a J.D. from the University of Maryland School of Law and an LL.M. in Taxation from the University of Baltimore School of Law.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: Edward Allen, Executive Vice President, Chief Financial Officer,

410-763-7800